UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2017 (November 22, 2017)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)
	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 22, 2017, Windstream Services, LLC (the “Company”) and Windstream Finance Corp., a direct wholly-owned subsidiary of the Company (the “Co-Issuer” and, together with the Company, the “Issuers”), issued (i) approximately $6.7 million aggregate principal amount of additional 6 3/8% Senior Notes due 2023 (the “6 3/8% Senior Notes”) upon the final settlement of previously announced exchange offers with respect to the Issuers’ 7.50% Senior Notes due 2022 and the Issuers’ 7.50% Senior Notes due 2023 and (ii) issued approximately $1.4 million aggregate principal amount of additional 6 3/8% Senior Notes upon the final settlement of the previously announced exchange offer with respect to the Issuers’ 7.75% Senior Notes due 2021.
The 6 3/8% Senior Notes are senior unsecured obligations of the Company and rank equally with the Company’s unsecured unsubordinated debt, rank senior to any of the Company’s subordinated debt, and are effectively subordinated to the Company’s secured debt, including indebtedness under the Company’s Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) and 8.625% Senior First Lien Notes due 2025 (“New Secured Notes”) to the extent of the assets securing such debt. The Company’s obligations under the 6 3/8% Senior Notes are jointly and severally guaranteed by all of the Company’s domestic subsidiaries that guarantee the borrowings under the Company’s Credit Agreement.
The 6 3/8% Senior Notes were issued under the indenture, dated as of January 23, 2013 (as amended and/or supplemented, the “Indenture”), among Windstream Corporation (as predecessor to the Company), the Co-Issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), under which the Company’s existing 6 3/8% Senior Notes were issued.
Item 7.01. Regulation FD Disclosure
On September 22, 2017, the Company received a purported notice of default dated September 21, 2017 (the “Original Notice”) from a noteholder, which alleged that the Company had breached certain covenants under the Indenture relating to the transfer of certain assets and the subsequent lease of those assets in connection with the spinoff of Communications Sales & Leasing, Inc. (now known as Uniti Group, Inc.) (“Uniti”) in April 2015.
On November 6, 2017, the Company completed the early settlement of certain previously announced offers to exchange certain of the Company’s existing senior notes for additional 6 3/8% Senior Notes and/or New Secured Notes and received consents from holders representing a majority of the outstanding aggregate principal amount of the 6 3/8% Senior Notes to certain waivers and amendments relating to the defaults alleged in the Original Notice (the “Exchange and Consent Transactions”). On November 6, 2017, the Company, the Co-Issuer, the guarantors party thereto and the Trustee executed a supplemental indenture to the Indenture giving effect to such waivers and amendments.
On November 27, 2017, the Company received a second purported notice of default dated November 27, 2017 (the “Second Notice”) from the noteholder which alleged that certain of the Exchange and Consent Transactions violated the terms of the Indenture. In particular, the noteholder claimed that (i) the issuance of the new 6 3/8% Senior Notes violated the Indenture because the Company did not have the necessary capacity under Section 4.09 of the Indenture to incur the indebtedness associated with such notes, (ii) the consideration offered to induce holders of the Company’s other senior notes to exchange into such notes and therefore participate in the consent solicitation relating to the 6 3/8% Senior Notes violated Section 4.17 of the Indenture because equivalent consideration was not offered to holders of the existing 6 3/8% Senior Notes, (iii) the liens incurred to secure the New Secured Notes violated Section 4.12 of the Indenture because the Company did not equally and ratably secure the 6 3/8% Senior Notes, and those liens did not fit within any of the categories of Permitted Liens (as defined in the Indenture), and (iv) the issuance of the new 6 3/8% Senior Notes violated Section 2.02 of the Indenture because it was not in compliance with Sections 4.09, 4.12 and 4.17 of the Indenture.
The allegations in the Second Notice are substantially the same as claims the noteholder has made in litigation relating to the Original Notice that is pending in federal district court in the Southern District of New York. The Company has filed pleadings outlining that the claims asserted in the litigation by the Trustee that relate to the Original Notice are mooted by the Exchange and Consent Transactions and, thus, ripe for dismissal. There can be no assurance that the Company will be successful in the pending litigation.

If the alleged default described in the Second Notice is not cured by 60 days after the date such notice was received or is not waived by holders representing a majority of the aggregate principal amount of the 6 3/8% Senior Notes, the noteholder or the Trustee may allege that an “Event of Default” has occurred under the Indenture. An actual occurrence of an “Event of Default” would permit the Trustee or holders of at least 25% in aggregate principal amount of outstanding 6 3/8% Senior Notes to declare the principal amount of all outstanding 6 3/8% Senior Notes to be immediately due and payable. The noteholder is prohibited from pursuing a remedy against the Company unless (i) the noteholder provides the Trustee with written notice of a continuing Event of Default, (ii) the noteholder requests the Trustee to pursue such remedy, (iii) the noteholder offers the Trustee an indemnity satisfactory to the Trustee against any costs, liability or expense, (iv) the Trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity, and (v) during such 60 day period, the holders of a majority in aggregate principal amount of outstanding 6 3/8% Senior Notes do not give the Trustee a direction inconsistent with the request.
If an “Event of Default” is deemed to have occurred under the Indenture, then such “Event of Default” could also constitute an “Event of Default” under the Company’s Credit Agreement. In addition, if an “Event of Default” is deemed to have occurred under the Indenture and the Company’s obligations under the Indenture and the 6 3/8% Senior Notes are accelerated, this could also constitute an “Event of Default” under the indentures governing the Company’s other senior notes.
The allegations in the Second Notice are without merit, and the waivers and amendments described above with respect to the 6 3/8% Senior Notes are effective and operative and are binding on all holders of the 6 3/8% Senior Notes.
Item 8.01 Other Events
On November 28, 2017, the Company commenced certain debt exchange offers and consent solicitations with respect to certain series of the Company's senior notes.
New 2023 Exchange Offer
The Company is offering to exchange any and all of its 7.50% senior notes due 2023 (the “2023 Notes”) for new 6 3/8% Senior Notes (the “2023 Exchange Offer”). The 2023 Exchange Offer will expire at 11:59 p.m., New York City time, on December 26, 2017, unless extended. Tenders must be made before the 2023 Exchange Offers expire and may be withdrawn at any time prior to 5:00 p.m., New York City time, on December 11, 2017, unless extended. If all the conditions to the 2023 Exchange Offer are satisfied or waived by the Company, whether before or after such withdrawal deadline, we will early settle the 2023 Exchange Offer and any 2023 Notes accepted for exchange in such early settlement may not be withdrawn thereafter. The early tender date for the 2023 Exchange Offers is 5:00 p.m., New York City time, on December 11, 2017, unless extended.
The consummation of the 2023 Exchange Offer is subject to certain conditions, including a minimum participation condition, and a condition that any new 6 3/8% Senior Notes issued in the 2023 Exchange Offer are upon issuance fungible for U.S. federal income tax purposes with the 6 3/8% Senior Notes issued in connection with the previously completed exchange offers. as described in the offering memorandum relating to the 2023 Exchange Offer.

New 2021/2022 Exchange Offers
The Company is also offering to exchange any and all of its 7.75% senior notes due 2021 (the “2021 Notes”) and 7.50% senior notes due 2022 (the “2022 Notes”) for new 8.75% senior notes due 2024 (the “New 2024 Notes”) (the “2021/2022 Exchange Offers” and, together with the 2023 Exchange Offer, the “Exchange Offers”). The 2021/2022 Exchange Offers will expire at 11:59 p.m., New York City time, on December 26, 2017, unless extended. Tenders must be made before the 2021/2022 Exchange Offers expires and may be withdrawn at any time prior to 5:00 p.m., New York City time, on December 11, 2017, unless extended. If all the conditions to the 2021/2022 Exchange Offers are satisfied or waived by the Company, whether before or after such withdrawal deadline, we will early settle the 2021/2022 Exchange Offers and any 2021 Notes and 2022 Notes accepted for exchange in such early settlement may not be withdrawn thereafter. The early tender date is 5:00 p.m., New York City time, on December 11, 2017, unless extended.
The indenture governing the New 2024 Notes will contain covenants and events of default similar to the covenants in the Indenture governing the 6 3/8% Senior Notes, except that if the Company’s consolidated leverage ratio as calculated in the indenture governing the New 2024 Notes is equal to or greater than 3.5 to 1.0, the Company will not be permitted to make restricted payments under the restricted payments builder and general baskets except restricted payments to Windstream Holdings, Inc. (“Holdings”) to fund (1) payments under the master lease between Holdings and Uniti and (2) certain administrative and tax expenses.

The New 2024 Notes are subject to a mandatory redemption in an aggregate principal amount of $150.0 million (plus the amount of certain restricted payments made prior to the redemption date) on the date 75 days after the initial settlement of the 2021/2022 Exchange Offers at a redemption price equal to 100% of their principal amount together with accrued and unpaid interest. The Company may also redeem some or all of the New 2024 Notes at any time prior to December 15, 2022 at a redemption price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest. The Company may redeem some or all of the New 2024 Notes at any time on or after December 15, 2022 upon payment of a premium that declines ratably over time and, at any time prior to December 15, 2020, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the New 2024 Notes at a redemption price equal to 108.75% of the principal amount. The make-whole premium or the call premium (as applicable) is also due upon acceleration.
The consummation of the 2021/2022 Exchange Offers is subject to certain conditions, including a minimum participation condition and receipt of the requisite consents from holders of the 2021 Notes and the 2022 Notes pursuant to the consent solicitations described below, as described in the offering memorandum relating to the 2021/2022 Exchange Offers.
Any new notes issued pursuant to any of the foregoing transactions will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
New 2021/2022 Consent Solicitations
On November 28, 2017, the Company also launched a consent solicitation with respect to the 2021 Notes and 2022 Notes (the “2021/2022 Consent Solicitations”) seeking consents from noteholders of each such series of notes to waive certain alleged defaults with respect to transactions related to the spin-off of Uniti and amend indentures governing these notes to give effect to such waivers and amendments (the “Proposed Waivers and Amendments”). The 2021/2022 Consent Solicitations require consent from holders representing a majority of the outstanding aggregate principal amount of each series of notes. If the requisite consents from holders of a series of notes are received and the consents become effective and operative, the Company will make a consent payment which is expected to be $2.50 per $1,000 principal amount of the applicable series of notes to holders who validly deliver (and do not validly revoke) their consent on or prior to 5:00 p.m., New York City time, on December 4, 2017, unless extended.
The operativeness of the Proposed Waivers and Amendments is conditioned upon, among other things, the consummation of the 2021/2022 Exchange Offers and receipt of requisite consents from holders of both series of notes.
This Current Report is for informational purposes only. It is not an offer to exchange or a solicitation of an offer to exchange any notes. The Exchange Offers are being made solely pursuant to offering memoranda and related letters of transmittal and the 2021/2022 Consent Solicitations are being made solely pursuant to a consent solicitation statement and related letter of consent. The Exchange Offers and 2021/2022 Consent Solicitations are not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.
On November 28, 2017, the Company issued a press release announcing the commencement of the Exchange Offers and the 2021/2021 Consent Solicitations, a copy of which is attached hereto as Exhibit 99(a).
On November 6, 2017, the Company issued a press release announcing the pricing of an offering of its 8.625% Senior First Lien Notes due 2025, a copy of which is attached hereto as Exhibit 99(b).
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
Exhibit 99(a)	Windstream Press Release dated November 28, 2017
Exhibit 99(b)	Windstream Press Release dated November 6, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President, General Counsel and Corporate Secretary	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 29, 2017

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